SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     December 31, 1995

CRESTAR FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

       VIRGINIA                        1-7083                  54-0722175
(State or other jurisdiction         (Commission             (IRS Employer
    of incorporation)                File Number)          Identification No.)

919 EAST MAIN STREET, RICHMOND, VIRGINIA               23261-6665
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code      (804) 782-5000

                                 NOT APPLICABLE
            (Former name or former address, if changed last report.)

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Item 2. Acquisition or Disposition of Assets

     On December 31, 1995, Crestar Financial Corporation (Crestar) acquired Loyola Capital Corporation (Loyola) in a transaction accounted for as a pooling-of interests business combination. Crestar issued 5,213,309 common shares for all of the outstanding common shares of Loyola. The exchange ratio was 0.64 Crestar common shares for each Loyola common share outstanding on December 31, 1995. Loyola was the holding company for Loyola F.S.B., a federally chartered stock savings and loan association with 35 branches, primarily in central Maryland and Maryland's Eastern Shore, including 15 branches in the Baltimore metrololitan area. The assets of Loyola will continue to be used in providing financial services to customers in Maryland.

     Item 7. Financial Statements and Exhibits

     (a) Financial Statements of Business Acquired.

     Financial statements of Loyola will be filed in an amendment to this Form 8-K no later than March 15, 1996, as it is impractical to provide such data at this time.

     (b) Pro Forma Financial Information

     Pro forma financial information regarding the acquisition of Loyola by Crestar will be filed in an amendment to this Form 8-K no later than March 15, 1996, as it is impractical to provide such data as this time.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CRESTAR FINANCIAL CORPORATION

Date: January 18, 1996                  By: /s/ JOHN C. CLARK, III
                                               John C. Clark, III
                                               Corporate Senior Vice President,
                                                  General Counsel and Secretary